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                                                                   EXHIBIT 10.66

                             EMPLOYMENT AGREEMENT
                             --------------------


         THIS AGREEMENT is made as of this 5th day of April, 1996, by and among WINCUP HOLDINGS, INC., a Delaware corporation (the "Employer"), and R. RADCLIFFE HASTINGS (the "Executive").

                                    RECITAL
                                    -------

         The Employer is the sole general partner of WinCup Holdings, L.P. ("WinCup L.P."), a Delaware limited partnership which manufactures and distributes foam cups, containers and lids and plastic cups and containers.

         The parties hereto desire to enter into this Agreement to provide for the employment of Executive by Employer and for certain other matters in connection with such employment, all as set forth more fully in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1.   Employment.
              ----------

              Employer hereby employs Executive and Executive hereby accepts employment as Vice President and Treasurer of Employer in accordance with the terms and conditions hereinafter set forth.

         2.   Term.
              ----

              The term of this Agreement shall be three (3) years commencing on April 22, 1996, ("Initial Term"), unless earlier terminated pursuant to Paragraph 7 below; provided, however, that unless earlier terminated pursuant to Paragraph 7 below, the
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Initial Term of this Agreement shall thereafter be renewed from year to year
(each, a "Renewal Term") unless either party gives written notice of termination to the other at least ninety (90) days prior to the expiration of such Initial Term or Renewal Term, as the case may be. The Initial Term and any Renewal Term(s) are hereinafter referred to, collectively, as the "Term."

         3.   Duties.
              ------

              Executive is engaged hereunder as Vice President and Treasurer of Employer and agrees to perform such duties and services as are customarily incident to such offices and such other duties and services as may be assigned to him from time to time by the Board. During his employment hereunder, Executive shall conduct himself at all times so as to advance the best interests of Employer; and shall not undertake or engage in any other business activity which interferes with the performance of his duties without the prior written consent of Employer, except as stated in Paragraph 9(a)(v) below.

         4.   Compensation.
              ------------

              For all services rendered by Executive under this Agreement, Employer shall pay Executive (collectively, the "Compensation") (a) a bonus of Sixty Four Thousand Dollars ($64,000), payable immediately upon the execution of this Agreement by all the parties hereto, (b) a base salary of One Hundred Twenty Five Thousand Dollars ($125,000) per annum, payable in equal semi-monthly installments (the "Base Salary"), and (c) such additional compensation, including bonus, if any, as

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the Board may determine from time to time in its sole discretion. The Base
Salary shall be reviewed annually during the Term and may be increased in the sole and absolute discretion of the Board based on corporate policy and Executive's performance.

         5.   Expenses.
              --------

              Executive is authorized to incur reasonable expenses for promoting Employer's business, including expenses for entertainment, travel, and similar items. Employer will reimburse Executive for all such expenses upon presentation by Executive of appropriate vouchers itemizing such expenditures in a form consistent with Employers' policy.

         6.   Fringe Benefits.
              ---------------

              a. During the Term of this Agreement, Executive shall be entitled to such benefits of employment with Employer as are now or may hereafter be in effect for salaried officers and employees of Employer including without limitation such insurance, disability, medical, dental and other benefit plans or programs as are now or hereafter established or maintained by Employer for employees with duties comparable to those of Executive. Executive shall be included in any profit-sharing, pension, retirement or other employee benefit plan of Employer that may include as beneficiaries executive officers of Employer, whether now in force or subsequently implemented by Employer.

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              b.   Executive shall also be entitled to reimbursement for all
reasonable moving expenses and relocation costs arising on account of any relocation of Executive's residence within the first year of this contract. Moving expenses and relocation costs include, but are not limited to, moving or cartage company charges, hotel charges and meal costs. Relocation costs include, but are not limited to, broker's commissions, loan closing costs, discount points and other costs incident to the sale of Executive's current residence and the purchase of a new residence.

         7.   Termination of Employment.
              -------------------------

              a.   Death of Executive.  In the event of the death of Executive
                   ------------------
during the Term, this Agreement shall terminate and Employer shall have no further obligation or liability hereunder except to pay to Executive's executor or administrator the portion, if any, of the Compensation earned by Executive for the period through the date of Executive's death, unless previously paid.

              b.   Total Disability.  In the event of a mental or physical
                   ----------------
condition which in the reasonable opinion of the Board, based upon the independent medical diagnosis of a physician engaged by Employer for that purpose, renders Executive unable or incompetent to perform his duties hereunder ("Total Disability"), which condition continues for a period of ninety (90) consecutive days during the Term of this Agreement, Employer shall have the right to terminate Executive's employment hereunder by giving

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Executive ten (10) days' written notice thereof and, upon expiration of such ten-day period, Employer shall have no further obligation or liability under this Agreement except to pay to Executive the portion, if any, of Executive's Compensation for the period through the date of termination which is due and remains unpaid.

              c.   Resignation.  Executive may voluntarily terminate his
                   -----------
employment under this Agreement by giving Employer written notice effective at the end of the current Term, not less than ninety (90) days prior to the expiration thereof. Following the effective date of such resignation, Employer shall have no further obligation or liability under this Agreement except to pay to Executive the unpaid portion, if any, of the Executive's Compensation for the period through the effective date of Executive's resignation which is due and remains unpaid.

              d.   Discharge for Cause.  The Employer may discharge Executive
                   -------------------
and thereby immediately terminate his employment under this Agreement at any time for Cause (as hereinafter defined). "Cause" shall be defined as (a) gross negligence of Executive; (ii) willful failure by the Executive to perform his duties under this Agreement or material breach of any agreement made by Executive herein which breach continues uncured for a period of thirty (30) days after Executive has received written notice thereof; (iii) embezzlement or conversion by Executive to his own use of any funds of Employer or any client of Employer; (iv) destruction or conversion to his own use by

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Executive of any property of Employer, without Employer's consent; (v)
Executive's conviction of a felony; (vi) Executive's adjudication as an incompetent; (vii) Executive's habitual intoxication; or (viii) Executive's drug addiction. Employer's determination that Cause for termination of Executive's employment hereunder exists shall be made in good faith by a majority of its directors (other than Executive in the event Executive shall be a director of Employer) based upon reasonable evidence presented to such directors. In the event of termination for Cause, the Employer shall have no further obligations or liabilities to Executive hereunder, except to pay to Executive, subject to any claim which Employer may have against Executive for damages, the portion, if any, of Executive's Compensation for the period through the date of termination which is due and remains unpaid.

         8.   Non-Disclosure of Trade Secrets and Other Information.
              -----------------------------------------------------

              Executive agrees that he will not, during the Term of this Agreement or at any time thereafter, use for himself or divulge to others any secret or confidential information, knowledge, or data of Employer, developed by him or obtained by him as a result of his employment, unless authorized by Employer in writing. It is understood that this applies to information of either a technical or commercial nature, including secret processes, formulas, machinery, utensils, manufacturing techniques and arts, customer lists, market information and the like. The terms 'secret' and 'confidential' shall include all

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unpublished information and all information and data known to some but not to all members of the trade or industry to whom such information or data would be in any manner useful, but not information which Executive obtained, knew or developed prior to commencing employment with Employer, whether published or not.

              All memoranda, notes, records, or other documents made or compiled by Executive, or made available to Executive while employed by Employer, are Employer's property and all copies thereof shall be delivered to Employer on termination of Executive's employment or at any other time upon the request of Employer.

         9.   Restrictive Covenant.
              --------------------

              a.   Non-Competition.
                   ---------------

                   Executive agrees that, so long as he is employed by Employer pursuant to this Agreement, he will not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, partnership or corporation other than Employer or in any other capacity except as provided in Paragraph 9(a)(v) below:

                   (i) own, manage, operate, participate in, perform services for or otherwise carry on a business similar to or competitive with the business of Employer within the United States; provided that ownership of not more than five percent (5%) of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on

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a national security exchange or in the over-the-counter market shall not be deemed ownership of the issuer of such shares for the purposes of this section;

                   (ii) induce or attempt to persuade any employee of Employer or any of its affiliates to terminate such employment relationship in order to enter into any such relationship with such person or to enter into any such relationship on behalf of any other business organization in competition with Employer or any of its affiliates;

                   (iii) solicit any business related to the business conducted by Employer from any clients, customers, or prospective or former clients or customers of Employer or its affiliates; or

                   (iv) perform services of any nature for any entity which engages in or conducts any business that competes with, restricts or interferes with the business of Employer.

                   (v) Nothing in this Paragraph 9(a) shall be construed to prevent the Executive from taking advantage or developing corporate opportunities which have first been presented to Employer for development, but which Employer elects not to pursue.

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              b.   Injunctive Relief.  Without limiting the right of Employer or
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any of its successors or permitted assigns to pursue all other legal and equitable rights available to it for violation of the covenants set forth in subparagraph 9(a) hereof, it is agreed that such other remedies cannot fully compensate Employer and its successors and assigns for such a violation and that Employer and its successors and assigns shall be entitled to injunctive relief to prevent violation or continuing violation hereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this covenant, any term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such a court or agency.

         10.  Arbitration.
              -----------

              Except as provided in subparagraph 9(b) hereof, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association and any decision made in accordance with such rules shall be binding on all parties in interest, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

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         11.  Waiver of Breach.
              ----------------

              The waiver by Employer or Executive, as the case may be, of a breach of any provision of this Agreement by Executive or Employer, as the case may be, will not operate or be construed as a waiver of any subsequent breach by Executive or Employer, as the case may be.

         12.  Entire Agreement.
              ----------------

              This instrument contains the entire Agreement of the parties with respect to the employment of Executive by Employer. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         13.  Severability.
              ------------

              If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

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         14.  Notices.
              -------

              All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when actually received. If such notice is mailed, it shall be deposited, registered or certified, return receipt requested, in the United States mail, or by commercial overnight courier such as Federal Express, addressed to the intended recipient as follows:

              If to the Executive:

                   Mr. R. Radcliffe Hastings
                   426 Linden Street
                   Winnetka, Illinois  60093

              If to the Employer:

                   WinCup Holdings, Inc.
                   735 Chesterbrook Boulevard
                   Chesterbrook, Pennsylvania  19087-5638
                   Attention: Michael T. Kennedy, Chairman

Any party hereto may from time to time change its address for the purpose of notice to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the parties sought to be charged with its contents.

         15.  Bind and Inure.
              --------------

              This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest.

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         16.  Governing Law.
              -------------

              This Agreement is made in and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement on the day and year first above written.

                                       EMPLOYER:

                                       WINCUP HOLDINGS, INC.


                                       By: /s/ Michael T. Kennedy
                                          ------------------------------
                                          Michael T. Kennedy
                                          Chairman



                                       EXECUTIVE



                                       /s/ R. Radcliffe Hastings
                                       ---------------------------------
                                       R. Radcliffe Hastings

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